Exhibit 99.1

Murphy USA Inc. Reports Third Quarter 2026 Results

El Dorado, Arkansas, October 28, 2026 (BUSINESS WIRE) – Murphy USA Inc. (NYSE: MUSA), a leading marketer of retail motor fuel products and convenience merchandise, today announced financial results for the three and nine months ended September 30, 2026.
Key Highlights:
•Net income was $176.0 million, or $9.59 per diluted share, in Q3 2026 compared to net income of $129.9 million, or $6.76 per diluted share, in Q3 2025.

•Total fuel contribution for Q3 2026 was 37.0 cpg, compared to 30.7 cpg in Q3 2025.

•Total retail gallons increased 3.3%, and volumes on a same store sales ("SSS") basis increased 0.1%, in Q3 2026 compared to Q3 2025.

•Merchandise contribution dollars for Q3 2026 decreased 2.8% to $234.5 million on average unit margins of 20.3%, compared to Q3 2025 contribution dollars of $241.2 million on unit margins of 21.5%.

•During Q3 2026, the Company repurchased approximately 287.1 thousand common shares for $157.7 million at an average price of $549.22 per share.

•The Company paid a quarterly cash dividend of $0.65 per share, or $2.60 per share on an annualized basis, on September 3, 2026, a 22.6% year-over-year increase from September of 2025, for a total cash payment of $11.9 million.

•On October 22, 2026, the Company announced a quarterly cash dividend of $0.72 per share, or $2.88 per share on an annualized basis, reflecting an increase of 11% from the Q3 2026 dividend. The dividend is payable on December 1, 2026, to stockholders of record as of November 4, 2026.

"We are pleased with our third quarter performance, which reflects the resilience of our customers and the durability of our business model,” said President and CEO Mindy West. “Against a backdrop of higher and more volatile fuel prices, our customers continue to rely on Murphy USA for essential fuel and convenience trips, while our teams remained focused on providing compelling value. Retail fuel margins remain strong despite a rising price environment, while our Fuel Supply capabilities generated meaningful value from the volatility and supply dynamics in the market. Merchandise results remain healthy, despite the comparison to last year’s highly impactful nicotine promotional activity, and we continue to see underlying strength across the nicotine ecosystem. As volatility continues, we remain focused on disciplined execution and cost control, building a more durable business to perform across environments, and growing the earnings power and long-term value creation potential for Murphy USA shareholders.”

Consolidated Results

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2026	2025	2026	2025
Net income (loss) ($ Millions)	$176.0	$129.9	$521.4	$328.7
Earnings per share (diluted)	$9.59	$6.76	$28.09	$16.64
Adjusted EBITDA ($ Millions)	$336.6	$285.1	$991.8	$728.5

Net Income and Adjusted EBITDA for Q3 2026 significantly outperformed the prior-year quarter. The improvement was primarily driven by increased total fuel contribution, reflecting stronger fuel supply results and higher total retail fuel volumes and the absence of any restructuring expenses compared to the prior-year quarter. The strong fuel contribution was partially offset by increased store and other operating expenses, including higher payment fees, combined with higher income tax expense, lower merchandise contribution, greater depreciation and amortization and increased general and administrative expenses. The increased retail fuel prices in Q3 2026 led to a proportional increase in payment fees, which accounted for approximately three-fourths of the increase in store and other operating expenses for the quarter.

Fuel

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2026	2025	2026	2025
Total retail fuel contribution ($ Millions)	$355.0	$354.5	$1,096.9	$981.3
Total fuel supply contribution ($ Millions)	(10.1)	(31.4)	(26.0)	(72.6)
RINs (included in Other operating revenues on Consolidated Income Statement) ($ Millions)	134.5	61.7	331.2	156.4
Total fuel contribution ($ Millions)	$479.4	$384.8	$1,402.1	$1,065.1
Retail fuel volume - chain (Million gal)	1,295.7	1,254.3	3,727.8	3,614.8
Retail fuel volume - (K gal SSS)[1,2]	243.7	241.7	235.4	233.7
Total fuel contribution (cpg)	37.0	30.7	37.6	29.5
Retail fuel margin (cpg)	27.4	28.3	29.4	27.2
Fuel supply including RINs contribution (cpg)	9.6	2.4	8.2	2.3
[1]2025 amounts not revised for 2026 raze-and-rebuild activity (see SSS definition below)
[2]All amounts are on a per store per month basis

Total fuel contribution dollars of $479.4 million increased $94.6 million, or 24.6%, in Q3 2026 compared to Q3 2025 primarily due to higher total fuel contribution margin and higher retail fuel volumes. Retail fuel contribution dollars increased $0.5 million, or 0.1%, to $355.0 million compared to Q3 2025, as increased fuel volumes sold more than offset lower retail fuel margins. Retail fuel margins were 27.4 cpg in Q3 2026, a 3.2% decrease compared to the prior-year quarter, and overall retail fuel volumes were 3.3% higher. Fuel supply contribution including RINs increased $94.1 million compared to Q3 2025, primarily due to the impact of market-driven pricing and the timing of inventory activity during the period.

Merchandise

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2026	2025	2026	2025
Total merchandise contribution ($ Millions)	$234.5	$241.2	$672.1	$655.8
Total merchandise sales ($ Millions)	$1,155.0	$1,122.3	$3,336.3	$3,214.1
Total merchandise sales ($K SSS)[1,2,3]	$214.2	$214.1	$207.6	$205.7
Merchandise unit margin (%)	20.3%	21.5%	20.2%	20.4%
Nicotine contribution ($K SSS)[1,2,3]	$20.8	$23.2	$20.5	$20.6
Non-nicotine contribution ($K SSS)[1,2,3]	$23.3	$23.3	$21.9	$22.0
Total merchandise contribution ($K SSS)[1,2,3]	$44.1	$46.5	$42.4	$42.6
[1]2025 amounts not revised for 2026 raze-and-rebuild activity (see SSS definition below)
[2]Includes store-level discounts for redemptions and excludes changes in value of unredeemed points associated with our loyalty program(s)
[3]All amounts are on a per store per month basis

Total merchandise contribution decreased $6.7 million, or 2.8%, to $234.5 million in Q3 2026 compared to the prior-year quarter, primarily driven by lower merchandise unit margins, partially offset by higher merchandise sales volumes. Total nicotine contribution dollars decreased 8.0% and non-nicotine contribution dollars increased 3.1% in Q3 2026 compared to Q3 2025. The 2025 quarter contained a significant promotion related to nicotine pouches that did not repeat in the current year quarter. Total merchandise contribution decreased 4.7% on a SSS basis in Q3 2026 compared to the prior-year quarter due primarily to the lack of a comparable promotion in the current year.

Other Areas

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Operating Metrics	2026	2025	2026	2025
Total store and other operating expenses ($ Millions)	$317.9	$285.9	$906.4	$827.2
Store OPEX excluding payment fees and rent ($K SSS)[1]	$36.7	$37.0	$36.2	$35.9
Total SG&A cost ($ Millions)	$59.6	$55.3	$176.7	$166.3
[1]2025 amounts not revised for 2026 raze-and-rebuild activity (see SSS definition below)

Total store and other operating expenses were $32.0 million higher in Q3 2026 versus Q3 2025 mainly due to increases in payment fees, driven by increased retail fuel prices, which accounted for approximately three-fourths of the increase and higher employee related expenses at existing stores combined with increases in net new store operating expenses. Store OPEX excluding payment fees and rent on an SSS basis were 0.8% lower versus Q3 2025 primarily attributable to reduced maintenance expenses, which helped to offset increases in employee related expenses.

Total SG&A costs for Q3 2026 were $4.3 million higher than Q3 2025, primarily due to higher incentive accruals partly offset by lower wages and benefits.

Store Openings

The tables below reflect changes in our store portfolio in Q3 2026:

Net Change in Q3 2026	Murphy USA / Express	QuickChek	Total
New-to-industry ("NTI")	4	—	4
Closed	(1)	(1)	(2)
Net change	3	(1)	2

Net Change YTD in 2026
NTI	15	1	16
Closed	(2)	(6)	(8)
Net change	13	(5)	8

Raze-and-rebuilds reopened in Q3*	2	—	2

Raze-and-rebuilds reopened YTD*	8	—	8

Store count at September 30, 2026*	1,662	146	1,808

Under Construction at End of Q3
NTI	41	10	51
Raze-and-rebuilds*	2	—	2
Total under construction at end of Q3	43	10	53

*Store counts include raze-and-rebuild stores

Financial Resources

	As of September 30,
Key Financial Metrics	2026	2025
Cash and cash equivalents ($ Millions)	$161.8	$42.8
Marketable securities, current ($ Millions)	$34.2	$—
Long-term debt, including finance lease obligations ($ Millions)	$2,167.4	$2,223.0

As of September 30, 2026, cash balances totaled $161.8 million. Long-term debt consisted of approximately $497.8 million in carrying value of 4.75% senior notes due 2029, $496.7 million in carrying value of 3.75% senior notes due 2031, $493.5 million in carrying value of 5.875% senior notes due 2034, and $579.6 million of term debt due 2032, combined with approximately $99.8 million in long-term finance leases. In addition, the revolving credit facility due 2030 was undrawn at quarter end.

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Financial Metric	2026	2025	2026	2025
Average shares outstanding (diluted) (in thousands)	18,360	19,232	18,562	19,758

At September 30, 2026, the Company had common shares outstanding of 18,099,913. Common shares repurchased during the quarter were 287,102 shares for approximately $157.7 million. During the quarter, the Company completed its previous $1.5 billion 2023 share repurchase authorization. As of September 30, 2026, virtually all of the $2.0 billion remained available under the Company's existing $2.0 billion 2025 share repurchase authorization, which expires on December 31, 2030.

The effective income tax rate was approximately 24.6% for Q3 2026 compared to 25.1% in Q3 2025.

The Company paid a quarterly cash dividend on September 3, 2026 of $0.65 per share, or $2.60 per share on an annualized basis, a 22.6% year-over-year increase from September of 2025, for a total cash payment of $11.9 million. Year-to-date, the Company has paid $35.4 million in dividends, or $1.92 per share.

On October 22, 2026, the Company announced that the Board of Directors had declared a quarterly cash dividend of $0.72 per common share, or $2.88 per share on an annualized basis. The dividend is payable on December 1, 2026, to stockholders of record as of November 4, 2026.

* * * * *

Earnings Call Information
The Company will issue management commentary today, October 28, 2026 at approximately 3:30 p.m. Central Time and will host a webcasted question and answer session on October 29, 2026 at 10:00 a.m. Central Time to discuss third quarter 2026 results. Both the management commentary and live Q&A session can be accessed via the Investor Relations section of the Murphy USA website at https://ir.corporate.murphyusa.com. If you are unable to attend the Q&A session via webcast, the conference call number is 1 (833) 461-5787 and the conference ID number is 615865132. The earnings and investor related materials, including reconciliations of any non-GAAP financial measures to GAAP financial measures and any other applicable disclosures, will be available on that same day in the investor section of the Murphy USA website (https://ir.corporate.murphyusa.com). Approximately one hour after the conclusion of the live session, the webcast will be available for replay. Shortly thereafter, a transcript will be available.
Source: Murphy USA Inc. (NYSE: MUSA)

Forward-Looking Statements

This news release contains certain statements or may suggest “forward-looking” information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties, including, but not limited to our 2026 financial and operating performance, anticipated store openings and associated capital expenditures, fuel margins, merchandise margins, sales of RINs, trends in our operations, dividends, and share repurchases. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual future results may differ materially from historical results or current expectations depending upon factors including, but not limited to: our ability to continue to maintain a good business relationship with Walmart; successful execution of our growth strategy, including our ability to realize the anticipated benefits from such growth initiatives, and the timely completion of construction associated with our newly planned stores which may be impacted by the financial health of third parties; our ability to effectively manage our inventory, manage disruptions in our supply chain and our ability to control costs; geopolitical events, such as evolving trade policies and the imposition of reciprocal tariffs and the conflicts in the Middle East, that impact the supply and demand and price of crude oil; the impact of severe weather events, such as hurricanes, floods and earthquakes; the impact of a global health pandemic and any governmental response thereto; the impact of any systems failures, cybersecurity and/or security breaches of the company or its vendor partners, including any security breach that results in theft, transfer or unauthorized disclosure of customer, employee or company information or our compliance with information security and privacy laws and regulations in the event of such an incident; successful execution of our information technology strategy; reduced demand for our products due to the implementation of more stringent fuel economy and greenhouse gas reduction requirements, or increasingly widespread adoption of electric vehicle technology; future nicotine or e-cigarette legislation and any other efforts that make purchasing nicotine products more costly or difficult could hurt our revenues and impact gross margins; our ability to successfully expand our food and beverage offerings; efficient and proper allocation of our capital resources, including the timing, declaration, amount and payment of any future dividends or levels of the Company's share repurchases, or management of operating cash; the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company's cash flows from operations, and general economic conditions; compliance with debt covenants; availability and cost of credit; and changes in interest rates. Our SEC reports, including our most recent annual Report on Form 10-K and quarterly report on Form 10-Q, contain other information on these and other factors that could affect our financial results and cause actual results to differ materially from any forward-looking information we may provide. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Investor Contacts: Christian Pikul Vice President, Investor Relations and Financial Planning and Analysis christian.pikul@murphyusa.com	Ash Aulds Director, Investor Relations and Financial Planning and Analysis ash.aulds@murphyusa.com

Murphy USA Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except share and per share amounts)	2026	2025	2026	2025
Operating Revenues
Petroleum product sales[1]	$5,599.1	$3,924.7	$14,843.9	$11,265.9
Merchandise sales	1,155.0	1,122.3	3,336.3	3,214.1
Other operating revenues	135.6	63.0	334.9	160.4
Total operating revenues	6,889.7	5,110.0	18,515.1	14,640.4

Operating Expenses
Petroleum product cost of goods sold[1]	5,255.1	3,602.6	13,776.0	10,360.1
Merchandise cost of goods sold	920.5	881.1	2,664.2	2,558.3
Store and other operating expenses	317.9	285.9	906.4	827.2
Depreciation and amortization	75.1	69.9	219.4	204.1
Selling, general and administrative	59.6	55.3	176.7	166.3
Restructuring expense	—	12.6	—	12.6
Accretion of asset retirement obligations	1.0	0.9	2.8	2.6
Total operating expenses	6,629.2	4,908.3	17,745.5	14,131.2

Gain (loss) on sale of assets	—	0.1	1.0	(0.2)
Income (loss) from operations	260.5	201.8	770.6	509.0

Other income (expense)
Investment income (expense)	1.8	0.1	3.1	0.1
Interest expense	(28.4)	(29.1)	(86.7)	(82.3)
Other nonoperating income (expense)	(0.3)	0.6	0.4	1.0
Total other income (expense)	(26.9)	(28.4)	(83.2)	(81.2)

Income before income taxes	233.6	173.4	687.4	427.8
Income tax expense (benefit)	57.6	43.5	166.0	99.1
Net Income	$176.0	$129.9	$521.4	$328.7

Basic and Diluted Earnings Per Common Share:
Basic	$9.65	$6.83	$28.30	$16.83
Diluted	$9.59	$6.76	$28.09	$16.64
Weighted-average Common shares outstanding (in thousands):
Basic	18,249	19,029	18,425	19,525
Diluted	18,360	19,232	18,562	19,758
Supplemental information:
[1]Includes excise taxes of:	$628.3	$613.9	$1,797.7	$1,765.2

Murphy USA Inc.
Segment Operating Results
(Unaudited)

(Millions of dollars, except revenue per same store sales (in thousands) and store counts)	Three Months Ended September 30,		Nine Months Ended September 30,
Marketing Segment	2026	2025	2026	2025

Operating Revenues
Petroleum product sales	$5,599.1	$3,924.7	$14,843.9	$11,265.9
Merchandise sales	1,155.0	1,122.3	3,336.3	3,214.1
Other operating revenues	135.6	63.0	334.8	160.3
Total operating revenues	6,889.7	5,110.0	18,515.0	14,640.3

Operating expenses
Petroleum products cost of goods sold	5,255.1	3,602.6	13,776.0	10,360.1
Merchandise cost of goods sold	920.5	881.1	2,664.2	2,558.3
Store and other operating expenses	317.9	285.8	906.3	827.0
Depreciation and amortization	68.5	63.5	200.2	184.6
Selling, general and administrative	59.6	55.3	176.7	166.3
Accretion of asset retirement obligations	1.0	0.9	2.8	2.6
Total operating expenses	6,622.6	4,889.2	17,726.2	14,098.9

Gain (loss) on sale of assets	—	0.1	1.0	(0.2)
Income (loss) from operations	267.1	220.9	789.8	541.2

Other income (expense)
Interest expense	(2.0)	(2.0)	(5.9)	(5.9)
Total other income (expense)	(2.0)	(2.0)	(5.9)	(5.9)

Income (loss) before income taxes	265.1	218.9	783.9	535.3
Income tax expense (benefit)	65.2	55.0	189.3	124.4
Net income (loss) from operations	$199.9	$163.9	$594.6	$410.9

Total nicotine sales revenue same store sales[1,2]	$138.2	$136.5	$134.2	$131.0
Total non-nicotine sales revenue same store sales[1,2]	76.0	77.6	73.4	74.7
Total merchandise sales revenue same store sales[1,2]	$214.2	$214.1	$207.6	$205.7
[1]2025 amounts not revised for 2026 raze-and-rebuild activity
[2]Includes store-level discounts for redemptions and excludes changes in value of unredeemed points associated with our loyalty program(s)

Store count at end of period	1,808	1,772	1,808	1,772
Total store months during the period	5,415	5,274	16,195	15,762

Same store sales information compared to APSM metrics

	Variance from prior year period
	Three months ended		Nine months ended
	September 30, 2026		September 30, 2026
	SSS[1]	APSM[2]	SSS[1]	APSM[2]
Retail fuel volume per month	0.1%	0.2%	(0.1%)	(0.1%)

Merchandise sales	0.2%	0.2%	1.3%	1.0%
Nicotine sales	1.5%	1.4%	2.9%	2.4%
Non-nicotine sales	(1.9)%	(1.7)%	(1.4%)	(1.3%)

Merchandise margin	(4.7)%	(5.3)%	0.5%	(0.3%)
Nicotine margin	(9.3)%	(10.4)%	1.1%	(0.3%)
Non-nicotine margin	(0.1)%	0.4%	—%	0.1%
[1]Includes store-level discounts for redemptions and excludes changes in value of unredeemed points associated with our loyalty program(s)
[2]Includes all activity associated with our loyalty program(s)

Notes

Average Per Store Month ("APSM") metric includes all stores open through the date of the calculation, including stores acquired during the period.

Same store sales ("SSS") metric includes aggregated individual store results for all stores open throughout both periods presented. For all periods presented, the store must have been open for the entire calendar year to be included in the comparison. Remodeled stores that remained open or were closed for just a very brief time (less than a month) during the period being compared remain in the same store sales calculation. If a store is replaced either at the same location (raze-and-rebuild) or relocated to a new location, it will be excluded from the calculation during the period it is out of service. Newly constructed stores do not enter the calculation until they are open for each full calendar year for the periods being compared (open by January 1, 2025 for the stores being compared in the 2026 versus 2025 comparison). Acquired stores are not included in the calculation of same store sales for the first 12 months after the acquisition. When prior period same store sales volumes or sales are presented, they have not been revised for current year activity for raze-and-rebuilds and asset dispositions.

Murphy USA Inc.
Consolidated Balance Sheets

(Millions of dollars, except share amounts)	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$161.8	$28.9
Marketable securities, net	34.2	—
Accounts receivable—trade, less allowance for doubtful accounts of $0.2 and $0.3 at 2026 and 2025, respectively	377.9	276.2
Inventories, at lower of cost or market	397.8	413.0
Prepaid expenses and other current assets	38.9	29.7
Total current assets	1,010.6	747.8
Property, plant and equipment, at cost less accumulated depreciation and amortization of $2,365.1 and $2,173.5 at 2026 and 2025, respectively	3,118.8	2,962.8
Operating lease right of use assets, net	551.7	526.3
Intangible assets, net of amortization	139.2	139.3
Goodwill	328.0	328.0
Other assets	32.5	21.6
Total assets	$5,180.8	$4,725.8

Liabilities and Stockholders' Equity
Current liabilities
Current maturities of long-term debt	$20.1	$19.0
Trade accounts payable and accrued liabilities	1,055.2	865.2
Income taxes payable	82.2	44.9
Total current liabilities	1,157.5	929.1

Long-term debt, including capitalized lease obligations	2,167.4	2,163.6
Deferred income taxes	406.6	388.5
Asset retirement obligations	55.4	52.5
Non-current operating lease liabilities	563.7	534.6
Deferred credits and other liabilities	36.4	34.0
Total liabilities	4,387.0	4,102.3
Stockholders' Equity
Preferred Stock, par $0.01 (authorized 20,000,000 shares,
none outstanding)	—	—
Common Stock, par $0.01 (authorized 200,000,000 shares,
46,767,164 shares issued at 2026 and 2025 respectively	0.5	0.5
Treasury stock (28,667,251 and 28,201,581 shares held at
2026 and 2025, respectively)	(4,319.2)	(4,031.7)
Additional paid in capital (APIC)	454.5	482.4
Retained earnings	4,658.1	4,172.3
Accumulated other comprehensive income (loss) (AOCI)	(0.1)	—
Total stockholders' equity	793.8	623.5
Total liabilities and stockholders' equity	$5,180.8	$4,725.8

Murphy USA Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2026	2025	2026	2025
Operating Activities
Net income	$176.0	$129.9	$521.4	$328.7
Adjustments to reconcile net income (loss) to net cash provided (required) by operating activities
Depreciation and amortization	75.1	69.9	219.4	204.1
Deferred and noncurrent income tax charges (benefits)	2.4	27.1	18.1	27.0
Restructuring expense, net of cash paid	(0.7)	12.6	(1.8)	12.6
Accretion of asset retirement obligations	1.0	0.9	2.8	2.6
Amortization of discount on marketable securities	(0.1)	—	(0.1)	—
(Gains) losses from sale of assets	—	(0.1)	(1.0)	0.2
Net (increase) decrease in noncash operating working capital	85.6	(63.3)	130.0	(26.2)
Other operating activities - net	8.8	7.8	14.3	19.4
Net cash provided (required) by operating activities	348.1	184.8	903.1	568.4
Investing Activities
Property additions	(154.4)	(117.1)	(364.4)	(322.9)
Proceeds from sale of assets	1.0	0.5	1.7	2.3
Investment in marketable securities	(34.2)	—	(34.2)	—
Other investing activities - net	1.2	(0.3)	10.7	(0.6)
Net cash provided (required) by investing activities	(186.4)	(116.9)	(386.2)	(321.2)
Financing Activities
Purchase of treasury stock	(156.2)	(219.2)	(309.0)	(583.0)
Dividends paid	(11.9)	(10.1)	(35.4)	(29.7)
Borrowings of debt	—	746.9	1,317.0	2,529.2
Repayments of debt	(5.3)	(593.1)	(1,319.9)	(2,136.1)
Debt issuance costs	—	(0.1)	(1.9)	(9.0)
Amounts related to share-based compensation	(1.9)	(3.6)	(34.8)	(22.8)
Net cash provided (required) by financing activities	(175.3)	(79.2)	(384.0)	(251.4)
Net increase (decrease) in cash, cash equivalents and restricted cash	(13.6)	(11.3)	132.9	(4.2)
Cash, cash equivalents and restricted cash at beginning of period	175.4	54.1	28.9	47.0
Cash, cash equivalents and restricted cash at end of period	$161.8	$42.8	$161.8	$42.8

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following table reconciles EBITDA and Adjusted EBITDA to Net Income for the three and nine months ended September 30, 2026 and 2025. EBITDA means net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets, loss on early debt extinguishment, transaction and integration costs related to acquisitions, restructuring expenses, and other non-operating (income) expense). EBITDA and Adjusted EBITDA are not measures that are prepared in accordance with U.S. generally accepted accounting principles (GAAP).

We use Adjusted EBITDA in our operational and financial decision-making, believing that the measure is useful to eliminate certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. Adjusted EBITDA is also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. We believe that the presentation of Adjusted EBITDA provides useful information to investors because it allows understanding of a key measure that we evaluate internally when making operating and strategic decisions, preparing our annual plan, and evaluating our overall performance. However, non-GAAP measures are not a substitute for GAAP disclosures, and EBITDA and Adjusted EBITDA may be prepared differently by us than by other companies using similarly titled non-GAAP measures.

The reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2026	2025	2026	2025

Net income	$176.0	$129.9	$521.4	$328.7

Income tax expense (benefit)	57.6	43.5	166.0	99.1
Interest expense, net of investment income	26.6	29.0	83.6	82.2
Depreciation and amortization	75.1	69.9	219.4	204.1
EBITDA	$335.3	$272.3	$990.4	$714.1

Restructuring expense	—	12.6	—	12.6
Accretion of asset retirement obligations	1.0	0.9	2.8	2.6
(Gain) loss on sale of assets	—	(0.1)	(1.0)	0.2
Other nonoperating (income) expense	0.3	(0.6)	(0.4)	(1.0)
Adjusted EBITDA	$336.6	$285.1	$991.8	$728.5